FROM : FAX NO. : Jul. 26 20[illegible]

Entity #
C7324-2002
Document Number:
20050290696-59

Date Filed:
7/27/2005 2:30:46 PM
In the office of

Dean Heller
Secretary of State

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Change Pursuant to NRS 78.209

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Aero Grow International, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

75,000,000 shares of common stock, $0.001 par value, and 20,000,000 shares of preferred stock, $0.001, par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

75,000,000 shares of common stock, $0.001 par value, and 20,000,000 shares of preferred stock, $0.001, par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One-for-five reverse stock split of the Company's outstanding common stock with one share of common stock to be issued for every five shares of common stock held by shareholders of record on May 31, 2005

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will be issued. Shareholders otherwise entitled to receive fractional shares will instead receive one full share.

7. Effective date of filing (optional):

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8. Officer Signature: Jerry Gutterman, CFO

Signature Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

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